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                           JONES, DAY, REAVIS & POGUE
                                  North Point
                              901 Lakeside Avenue
                             Cleveland, Ohio 44114
                            Telephone:  216-586-3939
                            Facsimile:  216-579-0212

                                                                 Exhibit 5

                               November 25, 1996


RMI Titanium Company
1000 Warren Avenue
Niles, Ohio 44446-0269

           Re:  5,483,600 Shares of Common Stock, par value
                $.01 per share, of RMI Titanium Company
                Held by USX Corporation
                --------------------------------------------

Ladies and Gentlemen:

        We have acted as special counsel for RMI Titanium Company, an Ohio corporation (the "Company"), in connection with the Registration Statement on Form S-3 of the Company (Registration Statement No. 333-16101) filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to 5,483,600 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), which Common Stock may be delivered by USX Corporation ("USX"), at its option, pursuant to the terms of certain exchangeable notes of USX.

        In rendering this opinion, we have assumed that the signatures on all documents examined by us are genuine and that the person who affixed such signature to such documents had authority to do so. We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and, based thereupon, we are of the opinion that the 5,483,600 shares of Common Stock owned by USX on the date hereof are duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                                  Very truly yours,


                                                  JONES, DAY, REAVIS & POGUE